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First United Corporation

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FIRST UNITED Sends Letter to Shareholders Clarifying Additional Attempts by Driver to Mislead Shareholders

As a result of the Maryland Commissioner’s Findings that Driver Violated Maryland Law, First United Files Lawsuit Seeking Declaratory Relief Concerning Driver’s Ability to Vote its Shares and to Nominate Directors at the Company’s Upcoming Annual Meeting

Vote on the BLUE Proxy Card Today for First United’s Highly Qualified Candidates: John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley

First United Reminds Shareholders to Revoke Votes on Driver’s WHITE Card by Voting on First United’s BLUE Card

OAKLAND, MARYLAND – MAY 20, 2020 – First United Corporation (NASDAQ: FUNC) (“First United” or the “Company”), a bank holding company and the parent company of First United Bank & Trust, today issued the following open letter to further clarify the Company’s continued commitment to protecting the interests of all shareholders while ensuring compliance with all laws and regulations.

First United also announced today that it has filed a lawsuit seeking declaratory relief in the Circuit Court for Garrett County, Maryland (the “Declaratory Lawsuit”). On May 14, 2020, the Office of the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) issued letters (the “Letters”) in which it concluded, after a months-long investigation, that there is sufficient evidence to find that Driver Opportunity Partners I LP (“Driver”) and each of its proposed candidates for nomination violated a Maryland financial regulatory statute when they acquired shares of First United common stock.

The Letters also stated that this statute prohibits a shareholder from voting shares acquired in violation of the statute for a period of five years. Driver has notified First United that it intends to ignore the Letters from the Maryland Commissioner, as well as Maryland law, and has demanded that First United provide it with assurances that First United will likewise ignore the Letters from the Maryland Commissioner and Maryland law.

As a result, First United filed the Declaratory Lawsuit for the limited purpose of asking the Court to confirm, in light of the Letter from the Maryland Commissioner, that Driver and its proposed candidates are prohibited from voting any of their shares at First United’s upcoming annual meeting of shareholders to be held on June 11, 2020 (the “Annual Meeting”), and, as a result, that Driver is ineligible under First United’s bylaws to make director nominations at the Annual Meeting.

May 20, 2020

Dear Fellow Shareholders,

Over the last several months you have received several communications from First United and an activist hedge fund investor, Driver Management Company LLC (“Driver”). Many statements from Driver have been misleading, and we would like to clarify recent communications relating to an investigation into Driver’s violation of the Maryland Stock Acquisition Statute (the “Investigation”).

Driver’s most recent communication features select, out-of-context excerpts of written correspondence between the Company and the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) relating to the Investigation, without an understanding that representatives of the Office of the Maryland Commissioner orally reached out to First United on several occasions prior to the commencement of the Investigation and any written communication from First United relating to Driver so that they could obtain information about Driver and its strategy. While First United did not instigate the Investigation or inappropriately influence the Maryland Commissioner’s conclusions, we complied with all requests for information and the Company’s legal counsel communicated with the regulator routinely – just as we would do in any regulatory investigation.

Regardless of the narrative perpetuated about First United by Driver, the facts are certain and inarguable:

1.	Driver was found to be in violation of Maryland law, and as a result is prohibited from voting its shares at the Company’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 11, 2020.

2.	First United did not instigate, direct or control the investigation into Driver’s acquisition of the Company’s shares, nor did any of First United’s executives use their positions or relationships with trade associations to influence the investigation. Instead, at the urging of the Office of the Maryland Commissioner, First United requested that the Maryland Commissioner ensure that Driver’s stock acquisitions were conducted properly, given that the acquisition of shares in a publicly traded financial institution without declaration of intent can violate certain change of control provisions. Subsequently, First United and its legal counsel responded promptly and fully to all requests from the Maryland Commissioner.

3.	Neither the Maryland Commissioner’s decision nor any action taken by the Company with respect to the Investigation violated Driver’s due process rights. Driver has the right, pursuant to the Maryland Administrative Procedures Act, to contest any decision rendered by the Maryland Commissioner and to seek judicial review of any decision rendered in any such proceeding. Nothing prohibits Driver from exercising these rights if it chooses to do so.

4.	Throughout the course of Driver’s investment in our company, including while Driver has been under investigation, we have endeavored to engage with Driver toward a constructive settlement regarding board composition and the resolution of this distraction so that we may return to our sole focus of managing the Company’s business for the long term.

5.	Prior to and throughout the course of the Investigation, as well as Driver’s prolonged activist campaign, the Board and management of First United have been unwaveringly focused on the prudent stewardship of shareholder capital.

First United operates in a heavily regulated sector, and these regulations are in place to protect shareholders and stakeholders alike. As our track record shows, we have always comported ourselves with integrity and within the confines of the law. We expect our shareholders to do the same. We maintain an open and transparent dialogue with any shareholder who wishes to engage with us, and that will not change.

Thank you for your continued trust in First United and for your investment. We humbly ask for your support at the upcoming Annual Meeting.

Sincerely,

The Board of Directors of First United Corporation

YOUR VOTE IS IMPORTANT

VOTE FOR FIRST UNITED’S NOMINEES ON THE BLUE PROXY CARD TODAY

If you have already voted a WHITE proxy card, you may revoke that vote by voting the enclosed BLUE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali LLC:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

E-mail: FirstUnitedCorp@MorrowSodali.com

Shareholder Contact

Morrow Sodali LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Josh Clarkson / Kristen Duarte

(646) 818-9229 / (646) 818-9259 / (646) 818-9074

bschaffer@prosek.com / jclarkson@prosek.com / kduarte@prosek.com

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers, and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with the Annual Meeting. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at First United’s website at http://investors.mybank.com/.